Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Fluid Media Networks, Inc. and Subsidiary
Culver City, California

We have audited the consolidated balance sheet of Fluid Audio Network, Inc. and subsidiary (collectively, the “Company”) as of December 31, 2006, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fluid Audio Network, Inc. and subsidiary as of December 31, 2006, and the results of their operations and their cash flows for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $9,379,068 as of December 31, 2006. The available cash as of December 31, 2006 might not be sufficient for year 2007 operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Los Angeles, California	●
April 26, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Fluid Audio Network, Inc.
Culver City, California

We have audited the accompanying balance sheets of Fluid Audio Network, Inc. (a development stage company) as of December 31, 2005 and the related statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fluid Audio Network, Inc. as of December 31, 2005 and the results of their operations and their cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred net losses of $2,792,681 for the year ended December 31, 2005, used cash for operations in the amount of $2,181,568 during the year ended December 31, 2005 and had an accumulated deficit of $3,084,264 at December 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Los Angeles, California	●
June 1, 2006	CERTIFIED PUBLIC ACCOUNTANTS

FLUID AUDIO NETWORK, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2006	December 31, 2005

Assets
Current assets:
Cash and cash equivalents	$108,475	$120,184
Accounts receivable	18,415	—
Preferred stock subscription receivable	—	250,000
Other receivables	3,931	15,000
Deferred expenses	185,005	199,046
Prepaid expenses	11,422	3,948
Note receivable, short-term portion	4,483	41,969

Total current assets	331,731	630,147

Website development costs, net of amortization	370,534	162,064
Equipment and fixtures, net of depreciation	61,088	77,063
Investment in affiliate	625,000	—
Advertising rights	680,000	—
Note receivable, long-term portion	24,081	—
Loan origination costs	67,327	—
Internet URLs	—	10,433
Other assets	7,896	11,844

Total assets	$2,167,657	$891,551

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED BALANCE SHEETS (continued)
	December 31, 2006	December 31, 2005

Liabilities, Convertible Redeemable Preferred Stock, and Stockholders' Deficit
Current liabilities:
Line of credit	$100,000	$—
Short-term loans from stockholders	335,334	54,011
Accounts payable	479,477	35,554
Accrued expenses	343,995	50,609
Accrued wages and fees	44,732	13,351
Accrued interest expense	42,374	—
Deferred revenue	194,049	234,802

Total current liabilities	1,539,961	388,327
Convertible debenture	1,000,000	—
Dividends payable	470,205	99,213

Total liabilities	$3,010,166	$487,540

Commitments and contingencies
Convertible redeemable preferred stock: (Note 11)
Series A Preferred Stock ($1.00 par value; 1,800,000 shares authorized; 1,800,000 and 1,800,000 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	$1,800,000	$1,800,000
Series B Preferred Stock ($1.75 par value; 1,500,000 shares authorized; 1,044,124 and 1,017,447 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	1,703,904	1,657,219
Series C Preferred Stock ($2.00 par value; 1,200,000 shares authorized; 1,084,980 and 0 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	2,006,791	—
Series D Preferred Stock ($2.00 par value; 500,000 shares authorized; 525,000 and 0 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	1,050,000	—
Series E Preferred Stock ($2.00 par value; 1,300,000 shares authorized; 1,078,000 and 0 shares issued and outstanding at December 31, 2006 and 2005, respectively; 5% cumulative dividends)	1,975,721	—

Total convertible redeemable preferred stock	8,536,416	3,457,219

Stockholders' deficit:
Common Stock, $.001 par value; 20,000,000 shares authorized, 4,272,338 and 4,773,219 shares issued and outstanding at December 31, 2006 and 2005, respectively	143	643
Additional paid-in-capital	—	30,413
Accumulated deficit	(9,379,068)	(3,084,264)

Total stockholders' deficit	(9,378,925)	(3,053,208)

Total liabilities, convertible redeemable preferred stock, and stockholders' deficit	$2,167,657	$891,551

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2006	Year Ended December 31, 2005

Revenue
Artist services	$1,193,770	$66,114
Advertising/sponsorship	3,102,272	201,560
Other revenue	3,625	—

Total revenue	4,299,667	267,674
Cost of revenue	1,655,131	91,134

Gross profit	2,644,536	176,540

Operating expenses:
Sales and marketing	4,486,810	1,231,067
General and administrative	2,089,000	1,085,205
Research and development	445,321	339,066
Fremantle operating license	980,516	300,000
Depreciation and amortization	455,027	15,526

Total operating expenses	8,456,674	2,970,864

Loss from operations	(5,812,138)	(2,794,324)
Other income (expense)
Interest expense	(185,226)	—
Interest income	6,389	4,303

Loss before provision for income taxes	(5,990,975)	(2,790,021)
Provision for income taxes	1,600	2,660

Net loss	$(5,992,575)	$(2,792,681)
Preferred stock dividends	(370,992)	(131,423)

Net loss attributable to common stockholders	$(6,363,567)	$(2,924,104)

Weighted average common stock, basic and diluted	4,367,839	4,398,788

Net loss per share attributable to common stockholders, basic and diluted	$(1.46)	$(0.66)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit

Balance at December 31, 2004	4,131,338	$2	$1,000	$(291,583)	$(290,581)
Issuance of common stock for services	641,881	641	128,627	—	129,268
Issuance of warrants to purchase Series B
Preferred Stock for offering cost	—	—	32,209	—	32,209
Accretion of discount on Series B
Preferred Stock	—	—	(32,209)	—	(32,209)
Accrued undeclared preferred stock dividends	—	—	(99,214)	—	(99,214)
Net loss	—	—	—	(2,792,681)	(2,792,681)

Balance at December 31, 2005	4,773,219	643	30,413	(3,084,264)	(3,053,208)
Repurchase of common stock	(552,724)	(552)	(82,357)	—	(82,909)
Stock-based compensation	—	—	56,053	—	56,053
Issuance of common stock for services	141,000	141	61,899	—	62,040
Issuance of warrants to purchase common stock with convertible debenture	—	—	2,615	—	2,615
Issuance of warrants to purchase common stock with loan from stockholder	—	—	51	—	51
Cancellation of common stock	(89,157)	(89)	89	—	—
Accrued undeclared preferred stock dividends	—	—	(68,763)	(302,229)	(370,992)
Net loss	—	—	—	(5,992,575)	(5,992,575)

Balance at December 31, 2006	4,272,338	$143	$—	$(9,379,068)	$(9,378,925)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2006	Year Ended December 31, 2005

Cash flows used in operating activities:
Net loss	$(5,992,575)	$(2,792,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	544,485	20,123
Write-off capitalized internet URLs	10,433	—
Revenue from barter transactions	(2,617,003)	(222,852)
Expenses relating to barter transactions	2,617,003	222,852
Write-off on other receivable	11,969	—
Amortization on loan origination costs	16,251	—
Series E Preferred Stock issued for consulting fees	1,640	—
Stock-based compensation expense	56,053	—
Issuance of common stock for services	62,040	129,268
Series A Preferred Stock issued for services	—	300,000
Interest expense from issuance of warrants	2,666	—
Interest expenses for accretion of preferred stock financing costs	59,419	—
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(18,415)	(15,000)
Other receivables	11,069	(41,969)
Prepaid expenses	(7,474)	(15,792)
Deferred expenses	14,041	(199,046)
Other assets	3,948	—
Increase (decrease) in liabilities:
Accounts payable	443,923	35,554
Accrued expenses	293,386	50,609
Accrued wages and fees	31,381	13,351
Accrued interest expense	42,374	—
Deferred revenue	(40,753)	234,802

Net cash used in operating activities	(4,454,139)	(2,280,781)

Cash flows used in investing activities:
Acquisition of advertising rights	(1,100,000)	—
Investment in affiliate	(625,000)	—
Website development costs	(297,929)	(166,662)
Purchase of equipment and fixtures	(19,051)	(92,589)
Internet URLs	—	(8,745)

Net cash used in investing activities	$(2,041,980)	$(267,996)

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31, 2006	Year Ended December 31, 2005

Cash flows provided by financing activities:
Preferred stock subscription receivable	$250,000	$(250,000)
Proceeds from loans from stockholders	507,562	54,500
Payments of principal on loans from stockholders	(137,398)	(5,332)
Proceeds from line of credit	100,000	—
Proceeds from convertible debenture	1,000,000	—
Payments on loan origination costs	(33,577)
Payments from note receivable	1,436
Proceeds from issuance of:
Series A Preferred Stock	—	1,200,000
Series B Preferred Stock	46,685	1,722,163
Series C Preferred Stock	2,028,000	—
Series D Preferred Stock	999,999	—
Series E Preferred Stock	2,065,519	—
Offering costs from issuance of:
Series B Preferred Stock	—	(64,944)
Series C Preferred Stock	(61,723)	—
Series E Preferred Stock	(199,184)	—
Repurchase of common stock	(82,909)	—

Net cash provided by financing activities	6,484,410	2,656,387

Net increase (decrease) in cash and cash equivalents	(11,709)	107,610
Cash and cash equivalents, beginning of period	120,184	12,574

Cash and cash equivalents, end of period	$108,475	$120,184

Interest expense and income taxes:
For the year ended December 31, 2006, $62,643 of interest expense and $800 of income taxes were paid. For the year ended December 31, 2005, there were no payments of interest expense and payments of $2,660 for income taxes.

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31, 2006		Year Ended December 31, 2005

Supplemental Disclosures of Non-Cash Financing Activities:
Conversion of $300,000 of loan from stockholder into 300,000 shares of Series A Preferred Stock	$	___		$300,000
Issuance of warrants to purchase 43,354 shares of Series B	$	___
Preferred Stock as offering cost	$	___		$32,209
Accretion of discount on Preferred Stock	$	___		$(32,209)
Issuance of 32,354 shares of Series B Preferred Stock as offering costs	$	___		$58,370
Accrued undeclared dividends on Preferred Stock		$(370,992)		$(99,214)
Issuance of 70,980 shares of Series C Preferred Stock as offering costs		$141,960	$	___
Issuance of 25,000 shares of Series D Preferred Stock as offering costs incurred in connection with convertible debenture		$50,001	$	___
Issuance of 44,421 shares of Series E Preferred Stock as partial payment of loans from stockholders		$88,841	$	___
Issuance of warrants to purchase 70,980 shares of Series C Preferred Stock as offering cost		$34,504	$	___
Issuance of warrants to purchase 71,980 shares of Series E Preferred Stock as offering cost		$35,397	$	___
Issuance of warrants to purchase 166,667 shares of Common Stock with convertible debenture		$2,615	$	___
Issuance of warrants to purchase 50,000 shares of Common Stock with loan from stockholder		$51	$	___
Issuance of note receivable from other receivable		$30,000	$	___

The accompanying notes are an integral part of these consolidated financial statements.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2006 and 2005

1.	THE COMPANY AND NATURE OF OPERATIONS

Fluid Audio Network, Inc. (the ”Company”) is a music services company focused on serving the needs of emerging artists and their listeners via online and offline, media-based properties.

On March 15, 2002, the Company began its research and development activities, utilizing the expertise its founder acquired in prior, successful and progressive Internet properties. On September 20, 2004, the Company incorporated in the State of Delaware.

In March 2005, the Company entered into a multi-year licensing agreement with Fremantle Media North America, Inc. (“Fremantle Media”), licensors of the American Idol brand, granting the Company the exclusive right to use and exploit the American Idol TV show format, and related trademarks, over the Internet.

For the next several months, the Company focused on developing a suite of services for its launch of the AmericanIdolUnderground.com website. In October 2005, the website was launched and principal operations began.

Though partnerships were consummated and revenue was generated during the remaining two months of 2005, revenue had not reached a level of significance so that the Company was considered a development stage enterprise, through December 31, 2005.

In 2006, revenue continued to grow from the Company's website. That growth was further augmented with the revenue earned from the Company's first acquisition: the purchase of customer-related intangibles and advertising rights of the American Idol Magazine.

These financial statements have been prepared with the assumption that the Company will continue as a going concern which contemplates the realization of assets and the satisfaction of liabilities, in the normal course of business.

Going Concern Issue

The deficit accumulated by the Company through December 31, 2006 was $9,379,068. For the year ended December 31, 2006, the Company's net loss from operations was $5,992,575 on revenue of $4,299,667 and cash used in operating activities amounted to $4,454,139.

These factors raise substantial doubt of the Company's ability to continue as a going concern. The consolidated financial statements presented herein do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management intends to achieve success and profitability through on-going deployment of new and innovative services, successful promotional strategies, financial prudence, and strategic acquisitions. Management acknowledges that fundraising is an integral component of becoming successful and plans to make each raise through the sale of the Company's equity in the public markets (see Note 15).

When these Notes refer to “we”, “us”, “our”, “the Company”, or “FAN”, we mean Fluid Audio Network, Inc., the Delaware corporation, parent of its wholly-owned subsidiary, Fluid Audio Media, LLC, a limited liability company formed under the laws of the State of Delaware and referred to as “FAM” in these Notes.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, after eliminating inter-company transactions and balances. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and reflect all normal, recurring adjustments that are, in the opinion of management, necessary to present fairly the consolidated financial position and consolidated results of operations for the periods presented.

Reclassifications

Certain reclassifications to prior year balances have been made, none of which affected results of operations, to present the consolidated financial statements on a consistent basis.

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including those related to impairment of equipment and fixtures, intangible assets, deferred tax assets and fair value computation of options using Black-Scholes option pricing model. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

We use estimates to determine the values to be booked in our Deferred Revenue and Deferred Expense accounts from barter transactions. Those estimates follow the requirements of Statements of Financial Accounting Standards (“SFAS”) No. 153, “Exchanges of Nonmonetary Assets” (“SFAS 153”), whereby unrealized revenue (Deferred Revenue) and unrealized expense (Deferred Expense) is recorded at either the fair value of the assets acquired or the assets relinquished, whichever is more readily determinable.

Accounts Receivable

The Company's accounts receivable are recorded at the invoiced amount and are non-interest bearing. The Company evaluates each open invoice on a monthly basis to determine whether an allowance for doubtful accounts is needed. The Company believed that no allowance was necessary at December 31, 2006 and 2005.

When determining that an invoice is potentially uncollectible, the Company views the creditworthiness and payment history of each customer with an outstanding invoice greater than

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

45 days. If determined uncollectible, a charge to the current period is taken and the receivable is assigned to a collection agency for further attempts at collection.

Cash and Cash Equivalents

Cash and cash equivalents are short-term, highly liquid investments with original or remaining maturities of three months or less when purchased.

Fair Value of Financial Instruments

The carrying amounts of FAN's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, line of credit, and accrued liabilities are recorded at approximate fair value because of their short maturities.

Loans from stockholders and convertible debenture are recorded at approximate fair value as they bear interest commensurate with their risk.

Fixed Assets

Depreciation of equipment, furniture and fixtures and computer software is provided for by the straight-line method over their estimated useful lives of three years. FAN assesses the recoverability of its fixed assets and by determining whether the undepreciated balance over the assets remaining life can be recovered through undiscounted forecasted cash flows. If undiscounted forecasted cash flows indicate that the undepreciated amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at a rate commensurate with the risk associated when achieving future discounted cash flows. Future cash flows are based on trends of historical performance and FAN's estimate of future performances, giving consideration to existing and anticipated competitive and economic conditions.

Website Development Costs

FAN capitalizes website development costs in accordance with Emerging Issues Task Force (“EITF”) No. 00-2, “Accounting for Web Site Development Costs” and Statements of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” whereby costs related to the preliminary project stage of development are expensed and costs relating to the application development stage are capitalized. The development costs capitalized for the year ended December 31, 2005 were $166,662. Any additional costs for upgrades and enhancements which result in additional functionality will be capitalized. These costs are being amortized over a five-year period, which approximately coincides with our licensing agreement and options with Fremantle Media. Management believes that its core technology has an expected useful life that is longer than the remaining term of its licensing agreement and that this core technology will provide a common, technological base for other websites the Company may choose to develop.

The development costs capitalized for the year ended December 31, 2006 were $297,929, of which $268,514 was placed in service and $29,415 remained in development. These costs are being amortized over a four-year period to coincide with our licensing agreement and options, mentioned

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

below. Total amortization expense for website development costs for the years ended December 31, 2006 and 2005 was $89,458 and $4,597, respectively.

Management applies significant judgment when determining whether products under development are technologically feasible or whether it is probable that they will result in additional functionality. These judgments include assessments of our development progress and expected performance. Additionally, the future realizability of capitalized software costs is subject to regular review by management, who consider expected future benefits. The estimates of expected future benefits include judgments about growth in demand for our products, performance by our strategic partners and fair values for related services. Changes in these estimates could require us to write down the carrying value of these capitalized amounts and could materially impact our financial position and results of operations.

Revenue Recognition

FAN's revenues are derived from Internet advertising services and artist services fees. FAN recognizes revenue from its online sales of spin cards and corporate advertising (including banner, buttons and email), whereby revenue is recognized in the period(s) in which FAN's obligation is fulfilled. All sales are negotiated at arm's length, with unrelated third parties.

In accordance with United States Securities Exchange Commission (“SEC”) Staff Accounting Bulletins (“SAB”) No. 104, “Revenue Recognition” (“SAB 104”), the Company considers the following four characteristics in determining whether revenue exists that can be recognized: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) seller's price to the buyer is fixed or determinable, and 4) collectibility is reasonably assured.

FAN recognizes revenue for non-cash sponsorship sales, or barter transactions, in accordance with SFAS 153, whereby revenue is recorded at the fair value of the assets acquired or the assets relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

FAN believes that EITF No. 99-17, “Accounting for Advertising Barter Transactions” (“EITF 99-17”), does not apply to its barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of FAN's barter contracts, something other than advertising is either received or relinquished.

For the year ended December 31, 2006, of the $4,299,667 in total revenue, revenue derived from barter transactions amounted to $2,617,003. Of that amount, $2,304,871 was recognized from online (website) transactions and $312,132 was recognized from offline (magazine) transactions, leaving $1,682,664 revenue derived from cash sales.

For the year ended December 31, 2005, total barter revenue was $222,852 and comprised 83% of total revenue whereas in 2006, total barter revenue comprised 61% or $2,617,003 of total revenue.

Deferred Revenue and Deferred Expenses

According to the Company's revenue recognition policies, costs and revenue to be recognized in future periods are held in these deferred accounts until contract obligations are met. Accordingly, the

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Company's deferred revenue and deferred expenses were $194,049 and $185,005, respectively, as of December 31, 2006. Deferred revenue and deferred expenses were $234,802 and $199,046, respectively, as of December 31, 2005.

Accounting for Stock-based Compensation

On January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payments” (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS 123(R) requires companies to estimate the fair value of share-based awards to employees and directors on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statements of operations. Stock-based compensation is attributed to expense using the straight-line single option method. SFAS 123(R) requires that forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimated. Because forfeitures are immaterial, the Company is currently providing for forfeitures as they occur.

In August 2005, the Company recognized $129,268 as compensation expense in connection with the issuance of 641,881 shares of restricted common stock to a consultant. This grant contained a conditional repurchase option that was exercised by the Company in 2006 (see Note 12) which allowed the Company to repurchase a total of 552,724 of those shares in 2006, and accordingly the Company had recorded compensation expense with respect to the 89,157 shares which ultimately were retained by this consultant. The Company did not record any compensation expense under this award in 2006 because it has determined the amount to be insignificant. The Company accounts for stock awards under SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), and EITF No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”, based on the fair value at the dates that the shares were vested.

Prior to 2006, the Company had not issued any stock options to employees or consultants for compensation. During 2006, the Company granted options to acquire 659,669 shares of common stock to certain employees and board members. The weighted-average grant-date fair value of options granted was $0.14 per share.

The Company determines fair value of share-based payment awards using the Black-Scholes model, which is affected by the Company's stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company's expected stock price volatility over the expected term of the awards, and actual and projected employee stock option exercise behaviors. The Company estimates its expected volatility by industry comparables of peer companies. The Company estimated its expected term by estimating the average expected length of employment.

The Company engaged an outside appraiser to help determine its common stock fair value for 2006, which was generally determined to be $0.44. Throughout the year, the Company adjusted the $0.44 per share value for specific transactions and events that transpired during the year to arrive at a per share fair value at different points in time during 2006.

The following assumptions were used in the Black-Scholes pricing model when valuing the options granted in 2006: 49% for expected volatility, from 2 to 5 years expected term, from 0.0% to 5.0% for

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

expected dividend rate, from 4.35% to 5.12% risk-free interest rate, and from $0.26 to $0.44 per share underlying stock price.

Advertising Costs

Advertising costs are expensed as incurred and are included in Sales and marketing expenses in the accompanying consolidated statement of operations. Advertising costs, shown within sales and marketing expenses included in the Company's consolidated statement of operations, were $2,550,992 for the year ended December 31, 2006 of which $1,653,950 originated through barter transactions. Total sales and marketing expenses included for the year ended December 31, 2005 were $196,392 of which $130,000 originated from barter transactions.

Recently Issued Accounting Standards

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”), which replaces Accounting Principles Board Opinion (“APB”) No. 120, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS 154 requires retrospective application to prior periods' consolidated financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing pronouncements. The Company has evaluated the impact of SFAS 154 and does not expect the adoption of this statement to have a significant impact on its statement of income or financial condition.

In December 2004, the FASB issued SFAS 153, which amended APB No. 29, “Accounting for Nonmonetary Transactions” (“APB 29”). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. SFAS 153 provides that the Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, SFAS 153 further provides that the Board believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 are to be applied prospectively. The Company adopted SFAS 153 in 2006, which did not significantly impact the Company's overall results of operations or financial position.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact of SFAS 155, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows. The Company adopted SFAS 155 on January 1, 2007.

In September 2006, the SEC staff issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on a company's financial statements and the related financial statement disclosures. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements, or (ii) recording the cumulative effect as adjustments to the carrying values of assets and liabilities with an offsetting adjustment recorded to the opening balance of retained earnings. The Company is required to adopt SAB 108 by the end of 2007 and does not expect adoption to have a significant impact on the Company's results of operations or financial condition.

In September 2006, the FASB issued SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statement No. 87, 88, 106, and 132R” (“SFAS 158”). SFAS 158 requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. Under SFAS 158, the Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of 2007. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements. The Company is required to adopt SFAS 157 effective at the beginning of 2009. The Company is evaluating the impact this statement will have on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), that provides companies with an option to report selected financial assets and liabilities at fair value. SFAS 159 is effective as of the beginning of an entity's first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

fiscal year and also elects to apply the provisions of SFAS 157. The Company is evaluating the potential impact of the adoption of SFAS 159 on its future consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation Number (FIN) No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB statement No. 109” (“FIN 48”). The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company is required to adopt FIN 48 effective at the beginning of 2008. The Company is evaluating the impact this statement will have on its consolidated financial statements.

3.	LOSS PER COMMON SHARE

The calculation of earnings per common share is based on the weighted-average number of common shares outstanding during the period. The calculation for diluted earnings per common share reflects the effect of all dilutive potential common shares that were outstanding during the period.

Because of the Company's net loss, the following common stock equivalents are excluded from 2006 diluted earnings per share, as their effect is considered anti-dilutive: Preferred Stock convertible into 5,800,902 shares of common stock, warrants to purchase convertible redeemable Preferred Stock into 173,911 shares of common stock, stock options issued to employees and directors to acquire up to 659,669 shares of common stock, warrants to purchase up to 216,667 shares of common stock and a convertible debenture convertible into up to 500,000 shares of common stock.

Because of the Company's net loss, the following common stock equivalents are excluded from 2005 diluted earnings per share, as their effect is considered anti-dilutive: Preferred Stock convertible into 2,817,447 shares of common stock, and warrants to purchase Preferred Stock convertible into 43,354 shares of common stock. In 2005, the fair value attributed to the warrants connected with Series B Preferred Stock of $32,209 was immediately amortized in a manner similar to a dividend.

4.	INVESTMENT IN AFFILIATE AT COST

In 2006, the Company purchased a 7.25% interest in a privately-held entity for $625,000, which operates in a complimentary industry. FAN accounts for the investment under the cost method as required by APB No. 18, “The Equity Method Of Accounting for Investments in Common Stock” (“APB 18”). APB 18 requires that “other-than-temporary” impairments be recognized when they occur. Further, FASB Staff Position (“FSP”) No. FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (as amended) provides guidance as to the meaning of other-than-temporary impairment and is applicable to “cost-method” investments. These pronouncements require cost-method investment to be assessed for impairment generally when an impairment indicator is present. Should the investment be considered more than temporarily impaired, the investment will be written down to fair value, as a deduction against current period income. During 2006, an impairment charge was not recognized on this investment.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

4.	INVESTMENT IN AFFILIATE AT COST (continued)

The Company has evaluated this investment under the guidelines promulgated under FIN No. 46, “Consolidation of Variable Interest Entities,” which explains how to apply the controlling financial interest criterion in Accounting Review Bulletin 51 to variable interest entities. The Company has determined that its investment did not meet the requirements for consolidating the affiliated company's statement of financial position or results from operations due to the fact that the Company neither absorbs a majority of the entity's expected losses nor receives a majority of its expected residual returns.

5.	ADVERTISING RIGHTS

In February 2006, FAN, through its wholly-owned subsidiary, FAM, purchased advertising rights for the American Idol Magazine in a sublicensing agreement from the original licensee, approved by the licensor, Fremantle Media. The cost of this investment was $1,100,000, plus all on-going production costs. The remaining term of the original license acquired in this transaction was 15 1/2 months at the acquisition date, February 18, 2006. However, the license offers the licensee the option to renew the license for an additional year and the Company intends to do so. The Company does not anticipate significant cost of renewing the license therefore, the Company is amortizing this investment over 27 1/2 months as follows:

2006	$420,000
2007	480,000
2008	200,000

$1,100,000

6.	NOTE RECEIVABLE

The Company has one signed, promissory note made with a former employee. The terms of the note provide for 10% interest per annum interest over 120 months, with payments of $374 per month, starting in November 2006. As of December 31, 2005, the balance determined to be collectible was $41,979. In 2006, a more extensive examination of that balance was made from which $11,969 was determined to be non-attributable to the former employee and was, therefore, written-off. As of December 31, 2006, total payments of $1,436 were made on the note leaving a total of $28,564 owed to the Company. Of that amount $4,483 is due to be collected in 2007 and therefore classified as a current asset on the accompanying consolidated balance sheet. The remaining balance of $24,081 is classified as non-current.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

7.	EQUIPMENT AND FIXTURES

A summary of the Company's equipment and fixtures on December 31, 2006 and 2005, is as follows:

	2006	2005

Computer Hardware	$43,388	$34,291
Computer Software	25,819	25,819
Office Equipment	30,045	20,091
Furniture & Fixtures	12,388	12,388

	111,640	92,589
Less: Accumulated Depreciation	(50,552)	(15,526)

	$61,088	$77,063

Depreciation expense was $35,026 and $15,526 for the years ended December 31, 2006 and 2005, respectively.

8.	LINE OF CREDIT

The Company obtained a $100,000 line of credit with Bank of America and uses it for working capital between rounds of financing. Interest payments are paid monthly, automatically deducted from the Company's general checking account on the second of each month, for balance activity of the prior month. The term of this line of credit is monthly, auto-renewing, at a variable interest rate averaging approximately 13.9% per annum. There are no financial covenants associated with this line of credit.

9.	CONVERTIBLE DEBENTURE

On May 29, 2006, the Company issued a convertible debenture (the “Debenture”) in the principal amount of $1,000,000 with interest payable quarterly at 15% per annum. The Debenture is due on May 29, 2009. The agreement provides that the interest rate of 15% will increase to 20% per annum with interest on unpaid principal and interest after the maturity date of the Debenture. In the event of any conversion of the Debenture, in whole or in part, prior to the payment of quarterly interest, interest is accrued up to the conversion date.

Broker's fees incurred in connection with the issuance of the Debenture were paid in-full with the issuance of 16,667 shares of Series D Preferred Stock, which was later adjusted in accordance with the terms of an agreement between the Company and the holders of the Series D Preferred Stock to 25,000 shares of Series D Preferred Stock (see Note 11).

The Debenture holder has filed a UCC claim on all assets of the Company including all intangibles. The agreement provides for the Company to restrict from use $200,000 of cash at all times. The Company was granted a waiver for the month of December 2006. This restriction increases to $1,000,000 at such time the Company completes an initial public offering of its securities or certain reorganizations under a reverse merger.

The Debenture is convertible in whole or in part at any time for the outstanding principal at the sole and exclusive option of the Debenture holder. The agreement originally provided for a conversion of

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

9.	CONVERTIBLE DEBENTURE (continued)

debt to equity at a conversion price of $3.00 per share or up to 333,334 shares of common stock, being the per share price of the round of financing that preceded the Debenture issuance (Series D Preferred Stock). The Debenture's conversion price was adjusted to $2.00 per share which is convertible into up to 500,000 shares of common stock in accordance with the terms of the Debenture.

The issuance of the Debenture also provided for the issuance of transferable warrants to the Debenture holder for the purchase of up to 166,667 shares of common stock at an exercise price of $3.00 per share (which was likewise subsequently reduced to $2.00 per share for the reasons described above). The value of these warrants was calculated by the Black-Scholes model and determined to be $2,615.

10.	RELATED PARTY TRANSACTIONS

As of December 31, 2005, the Company owed Justin Beckett, the Company's President and Chief Executive Officer and a stockholder, $54,011. During the year ended December 31, 2006, the Company borrowed a total of $257,562 from Mr. Beckett comprised of cash loans, a direct vendor payment and a delayed payment of a monthly consulting fee. The interest rates charged on these short-term loans ranged from 6.75% to 12% per annum.

Payments made during the year ended December 31, 2006 towards the balance owed to Mr. Beckett included $137,398 in cash and $88,841 worth of Series E Preferred Stock (at its issuance price).In November 2006, another stockholder made a $250,000 short-term loan to the Company. In addition to its 15% interest rate per annum, the terms of the loan provided for the issuance of warrants to purchase up to 50,000 shares of common stock at an exercise price of $1.50 per share. The loan matures on the earlier to occur of the closing of a merger of the Company or February 15, 2007 and was partially paid in 2007 (see Note 15). The value of the warrants was calculated by the Black-Scholes model and determined to be $51.

In August 2006, Mr. Beckett made a contribution of 89,157 shares of common stock to the Company. As a result, the Company recorded a contribution of $89 and retired the shares. Mr. Beckett was issued 820 shares of Series E Preferred Stock in satisfaction of consulting services for a total of $1,640.

The total amount owed to both stockholders at December 31, 2006 was $335,334. All but $125,000 of this amount due was paid to the stockholders in the first quarter of 2007 (see Note 15).

11.	CONVERTIBLE REDEEMABLE PREFERRED STOCK

The Company has authorized Preferred Stock of 10,000,000 shares of which 1,800,000 shares are designated as Series A Preferred Stock, 1,500,000 shares as Series B Preferred Stock, 1,200,000 shares as Series C Preferred Stock, 500,000 shares as Series D Preferred Stock, and 1,300,000 shares as Series E Preferred Stock, leaving 3,700,000 authorized Preferred Stock as undesignated. The Board of Directors, without further action by the stockholders, has the authority to designate any authorized but undesignated Preferred Stock and to establish the rights, preferences and restrictions of such Preferred Stock.

Pursuant to the terms of its agreement with the holders of the outstanding Series D Preferred Stock, the Company became obligated to issue to such holders an additional 175,000 shares of Series D

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

11.	CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Preferred Stock in connection with the Company's subsequent sale and issuance of shares of Series E Preferred Stock at a per share purchase price that was lower than the per share purchase price of the Series D Preferred Stock. As a result, the Company became obligated to issue an aggregate of 525,000 shares of Series D Preferred Stock, which is in excess of the authorized number of shares of Series D Preferred Stock.

In accordance with the terms and conditions of the Certificate of Designations for each of the Series C Preferred Stock and Series D Preferred Stock, the Company became obligated on December 1, 2006 to observe stockholders' liquidity entitlement for the Company's common stock at a ratio of 1.1:1 (instead of 1:1) because no liquidity event (as defined therein) had occurred on or before November 30, 2006.

All Preferred Stockholders are entitled to receive 5% cumulative and compounding dividends, when and if declared by the Board of Directors, prior and in preference to any dividends on common stock. For the years ended December 31, 2006 and 2005, the Company accrued dividends of $370,992 and $99,213, respectively, on all shares of Preferred Stock. There were no dividends accrued for prior to 2005. As of December 31, 2006, no dividends have been declared or paid.

In the event of liquidation or dissolution of the Company, Preferred Stockholders will be entitled to receive, on a pro rata basis but prior and in preference to any of the assets of the Company to the holders of the common stock, an amount per share equal to the issuance price per share, subject to adjustment for any stock, splits, stock dividends, combinations, recapitalizations or the like, plus any unpaid dividends. Shares of Preferred Stock automatically convert into shares of common stock on the receipt of a majority vote of the applicable series, on a one-to-one ratio which is subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events. Additionally, shares of Series A though Series D Preferred Stock are automatically converted into shares of common stock at a one-to-one ratio, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events, upon the closing of an underwritten equity offering of at least $5,000,000 as defined.

Shares of Series C and Series D Preferred Stock are also automatically converted into shares of common stock upon the Company becoming listed on a public exchange, as defined, and upon the occurrence of an acquisition, merger, reverse merger, take over or liquidating event, as defined.

Shares of Series E Preferred Stock are automatically converted into shares of common stock at a one-to-one ratio, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions, and certain other events, upon the listing of the Shares of Series E Preferred Stock or common stock on a public exchange, as defined, or the occurrence of an acquisition, merger, reverse merger, take over or liquidating event, as defined.

Subsequent to December 31, 2006, the Company consummated a reverse merger (see Note 15). As a result, the shares of Series C and Series D Preferred Stock were automatically converted into shares of common stock at that time.

If not converted into common stock previously, shares of Preferred Stock are redeemable at the holder's option beginning five years after issuance for cash at the higher of the original issuance price (liquidation value) or the fair market value as determined by an independent third party, plus all accrued but unpaid dividends thereon.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

11.	CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Preferred Stockholders are entitled to vote on all matters presented to the stockholders of the Company on a basis equal to the number of shares of the common stock then issuable upon conversion of the Preferred Shares.

In accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” and Topic D-98 and Accounting Series Release 298, because the Company's Preferred Stock contains a conditional obligation to redeem for cash, they are classified on the consolidated balance sheet between Liabilities and Equity under Convertible Redeemable Preferred Stock.

Series A Preferred Stock

During 2005, a total of 1,800,000 shares of Series A Preferred Stock were issued. From this the Company received $1,200,000 in cash at its $1.00 per share issuance price. A total of 300,000 shares were issued as payment toward a debt owed to our President and Chief Executive Officer and 300,000 shares were issued to the Company's Chairman of the Board of Directors as compensation for past services rendered. From these two transactions, a $300,000 reduction of debt was recognized and a $300,000 expense to compensation was recorded in the accompanying financial statements for the year ended December 31, 2005.

Series B Preferred Stock

During 2005, the Company received gross cash proceeds of $1,722,163 from the sale of shares of its Series B Preferred Stock. Offering costs of $64,944 were incurred for legal fees and agent expenses. Additionally, agents and brokers involved with the sale were issued 33,354 shares of Series B Preferred Stock, valued at $1.75 per share, or $58,370, and warrants to purchase up to 43,354 shares of Series B Preferred stock at an exercise price of $1.75 per share, valued at $32,209. The Company issued an aggregate of 1,017,447 shares of its Series B Preferred Stock in connection with this offering.

In November 2006, a total of 26,677 shares of Series B Preferred Stock were issued in connection with the exercise by warrant holders at an exercise price of $1.75 per share, yielding $46,685 of net proceeds to the Company.

Series C Preferred Stock

On February 8, 2006, the Company issued 1,084,980 shares of Series C Preferred Stock at $2.00 per share, raising $2,028,000 in gross proceeds. Offering costs of $61,723 were incurred for legal fees and agent expenses. Additionally, agents and brokers involved with the sale were issued 70,980 shares of Series C Preferred Stock, valued at $2.00 per share, or $141,960, and warrants to purchase up to 70,980 shares of Series C Preferred Stock at an exercise price of $2.00 per share. The fair value of these warrants was determined to be $34,504.

Series D Preferred Stock

On May 4, 2006, the Company sold 333,333 shares of Series D Preferred Stock at $3.00 per share, raising $999,999 in gross proceeds. In connection with the financing, the Company agreed to adjust

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

11.	CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

the conversion price of the Series D Preferred Stock in the event that a subsequent round of financing was completed at an offering price of less than $3.00 per share. Accordingly, as a result of the subsequent Series E Preferred Stock financing at a purchase price of $2.00 per share, the Series D conversion price was changed from $3.00 to $2.00 per share, and an additional 166,667 shares of Series D Preferred Stock were issued to the holders thereof.

The Company also issued 16,667 shares of Series D Preferred Stock for payment of broker's fees associated with the issuance of the Debenture (see Note 9). Pursuant to the Company's agreement to adjust the conversion price of the Series D Preferred Stock as aforesaid, the Company issued an additional 8,333 shares of Series D Preferred Stock to the holder thereof.

Series E Preferred Stock

On July 28, 2006, the Company issued 1,078,000 shares of Series E Preferred Stock for $2.00 per share, raising $2,065,519 in gross proceeds. In addition, $88,841 was credited to the amount owed to Mr. Beckett, as partial payment towards his purchase of 50,000 shares of Series E Preferred Stock at its $2.00 per share issuance price and $1,640 towards an unpaid consulting fee. The remaining $9,519 owed to the Company for this purchase was paid by Mr. Beckett in October 2006. Offering costs related to this offering for legal, commissions and agent expenses totalled $199,184. In addition to these fees, brokers associated with the sale were issued warrants to acquire up to 71,960 shares of Series E Preferred stock at an exercise price of $2.00 per share, which the Company values at $35,397.

12.	STOCKHOLDERS' DEFICIT, STOCK OPTIONS AND WARRANTS

Common Stock

The Company has authorized 20,000,000 shares of common stock.

In August 2005, FAN issued 641,881 fully-vested shares of common stock with a conditional repurchase right in exchange for services to be performed by a consultant over a three year period of time. In March and May 2006, the Company exercised its repurchase right in respect of 552,724 shares of common stock from the former consultant at a price of $0.15 per share, a price that was negotiated and agreed upon in August 2005, when the consultant was first engaged.

In August 2006, Mr. Beckett made a contribution of 89,157 shares of common stock to the Company which were then cancelled by the Company. The Company recorded this contribution at its par value of $89.

In December 2006, a total of 141,000 shares of common stock were issued. 41,000 of these shares were issued to a consultant for services rendered and 100,000 shares were issued under a liquidation damages clause associated with a failed merger. The 141,000 shares were valued at $62,040 and expensed in December 2006 when issued.

Stock Options

Our 2005 Stock Incentive Plan (the “Plan”) has authorized the grant of both incentive and non-qualified stock options, as well as stock appreciation rights and restricted stock, to officers,

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

12.	STOCKHOLDERS' DEFICIT, STOCK OPTIONS AND WARRANTS (continued)

employees, directors and consultants of the Company. At no time shall the total number of shares of common stock issuable upon the exercise of all outstanding options granted under the Plan, together with all other options and restricted stock then outstanding, exceed 30% of the then outstanding shares of common stock. The terms of the plan limit the reserved pool to 13% of the Company's issued and outstanding stock.

The Plan is administrated by a committee designated by the Company's Board of Directors. The committee has the authority to determine the specific terms of each award granted under the Plan, subject to certain IRS limitation to the extent the award is designated as an incentive stock option. However, options awarded to employees under the Plan must be fully vested within five years from the date of grant.

All options granted under the plan have been approved by the Board of Directors.

The following table summarizes stock option activity for the year ended December 31, 2006:

Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term

Outstanding at January 1, 2006	—	—	—
Granted	659,669	$0.59	7.8 years
Exercised	—	—	—
Forfeited	—	—	—

Outstanding at December 31, 2006	659,669	$0.59	7.8 years

Exercisable at December 31, 2006	526,669	$0.66	7.4 years

Vested or expected to vest at December 31, 2006	659,669	$0.59	7.8 years

There were no stock option grants prior to 2006.

As of December 31, 2006, there was $34,977 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over 1.5 years. The total fair value of options vested during 2006 was $56,053.

Warrants

In May 2006, in connection with the issuance of the Debenture (Note 9), the Company issued to the holder warrants to purchase up to 166,667 shares of common stock at an exercise price of $3.00 per share which was subsequently reduced to $2.00 per share as explained in Note 9. These warrants expire in May 2009. The Company accounted for these warrants by expensing the fair value at the $3.00 exercise price and expensing the difference for the modified fair value at the $2.00 exercise price.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

12.	STOCKHOLDERS' DEFICIT, STOCK OPTIONS AND WARRANTS (continued)

In November 2006, in connection with amounts loaned to the Company by a stockholder (see Note 10), the Company issued to the lender warrants to purchase up to 50,000 shares of common stock at an exercise price of $1.50 per share. These warrants expire upon the earlier of (i) three years from the date of issuance, and (ii) a public listing of the Company. The Company accounted for these warrants by expensing the fair value at the $1.50 exercise price (see Note 10).

During 2005 and 2006, and in connection with the issuance of Preferred Stock (see Note 11), the Company issued brokers and dealers warrants to acquire up to the following:

43,354 shares of Series B Preferred stock at an exercise price of $1.75 per share
70,980 shares of Series C Preferred stock at an exercise price of $2.00 per share
71,960 shares of Series E Preferred stock at an exercise price of $2.00 per share

Of the 43,354 warrants issued to acquire shares of Series B Preferred Stock, warrants to acquire 26,677 shares were exercised in 2006 and the Company received cash proceeds of $46,685.

The warrants to acquire Series B Preferred stock expire in 2007 and warrants to acquire Series C and Series E Preferred Stock expire in 2008.

13.	INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, “Accounting for Income Taxes”, using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current consolidated financial statements or tax returns.

The components of the income tax provision (benefit) for the years ended December 31, 2006 and 2005 were as follows:

	2006	2005

Current	$1,600	$2,660
Deferred	—	—

Total	$1,600	$2,660

Income tax expense (benefit) for the years ended December 31, 2006 and 2005 differed from the amounts computed applying the federal statutory rate of 34% to pre-tax income as a result of:

	2006	2005

Computed tax benefit	$(2,016,729)	$(948,607)
Non-deductible items	1,432	—
Change in valuation allowance	2,460,516	1,108,728
Return to provision	(98,850)	—
State and local income taxes, net of tax benefit	(344,769)	(162,781)

Total	$1,600	$2,660

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

13.	INCOME TAXES (continued)

Significant components of the Company's deferred tax assets and liabilities for federal income taxes at December 31, 2006 and 2005 consisted of the following:

Deferred tax assets	2006	2005

Net operating loss carryforward	$3,739,861	$1,155,919
Deferred revenue	79,256	—
Accrued vacation	12,994	—
Equity compensation and interest	51,733	—
Valuation allowance	(3,884,660)	(1,155,919)
Current year state tax	816	—

Total deferred tax assets	—	—
Deferred tax liabilities
State tax	—	—

Net deferred tax assets/liabilities	$—	$—

As of December 31, 2006, the valuation allowance for deferred tax assets totalled $3,884,660. For the year ended December 31, 2006, the net change in the valuation allowance was an increase of $2,460,516.

As of December 31, 2006, the Company had net operating loss carryforwards for federal and state income tax purposes of $8,729,999 and $8,729,199, respectively. The net operating loss carryforwards expire through 2026. The utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code Section 382 and similar state provisions due to a change in ownership.

The net deferred tax asset has been completely offset by a valuation allowance, as its realization is not reasonably assured.

14.	COMMITMENTS AND CONTINGENCIES

Operating Lease — Rent

The Company leases office and equipment, under non-cancellable operating lease expiring at various dates through 2008. The following is a schedule of future minimum lease payments for rent under a non-cancellable operating lease:

2007	$50,140
2008	12,634

Total	$62,774

During the first six months of 2006, the Company maintained two office locations as its development staff outgrew the available office space. Consequently, rent expense for the year ended December 31, 2006 was $58,292. Rent expense for the year ended December 31, 2005 was $35,000.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

14.	COMMITMENTS AND CONTINGENCIES (continued)

Hosting Services

Hosting services were provided by Savvis Communications Corporation through a series of dedicated servers. In November 2006, the Company changed hosting providers in an effort to conserve cash and reduce costs. The Company has not decided whether it will enter into a long-term relationship with its new hosting service provider.

For the year ended December 31, 2006, the charge for hosting services was $309,505. This amount is classified on the Company's consolidated statement of operations as a cost of revenue. For the year ended December 31, 2005, the charge for hosting services was $74,189.

Fremantle Media License — Website

On March 11, 2005, FAN entered into a three-year license agreement with Fremantle Media for $1,400,000 to obtain the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet. FAN believes that this is an operating license and, therefore, neither capitalizes the license or reports the future liability of its minimum payment obligations on its balance sheet. Over the term of the license, each year FAN is required to pay the higher of a) royalties of 25% of revenue from the use of the American Idol trademark including music upload fees, promotions, subscriptions and advertising sponsorships, less a 5% administrative fee, and b) an annual, guaranteed minimum payment, per the following schedule:

In 2007, FAN may exercise its right to renew its license for the subsequent calendar year for a minimum royalty fee of $800,000, if all prior years' minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment, and b) royalties of 25% of revenue from the use of the American Idol trademark, including music upload fees, promotions, subscriptions and advertising sponsorships, less 5% administrative fee.

In 2008, FAN may exercise its right to renew its license for the subsequent calendar year for a minimum royalty fee of $1,000,000, if all prior years' minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment, and b) royalties of 25% of revenue from the use of the American Idol trademark including music upload fees, promotions, subscriptions and advertising sponsorships, less 5% administrative fee.

In 2006, the licensing fee the Company paid to Fremantle Media for use of related trademarks on the Company's website was $500,000. In 2005, the licensing fee paid to Fremantle Media for use of related trademarks on the website was $300,000.

Fremantle Media License — Magazine

Licensing fees are paid for use of the American Idol brand in the magazine at the rate of $70,000 per issue, $55,000 for the annual Red Carpet party and two free pages in each issue of the magazine.

For the year ended December 31, 2006, the Company recorded licensing fees of $480,516, comprised of $335,000 payable in cash and $145,516 recognized for the bartered component.

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

14.	COMMITMENTS AND CONTINGENCIES (continued)

Additionally, the terms of the licensing agreement provide for 20% commissions to be paid on sales made to American Idol sponsors and other licensees. For the year ended December 31, 2006, $56,689 was paid for on account of such commissions.

15.	SUBSEQUENT EVENTS

(a)	Convertible Debenture Placement

On January 31, 2007, the Company issued and sold 12% unsecured convertible debentures (the “Convertible Debentures”) to several investors in a private placement offering. The gross proceeds from this offering were $2,600,000 and the related agent commissions and expenses were $229,080.

The principal and accrued interest for the Convertible Debentures is due on January 31, 2008. The debt bears interest at the rate of 12%, calculated and compounded annually, accruing until maturity or upon conversion. The holders have the right to elect to receive the accrued interest either in cash separately or to accumulate it to the Convertible Debentures.

All Convertible Debentures will be convertible, at the option of the holder, at any time following the completion of a Liquidity Event and prior to the maturity date into shares of common stock of the Company or common shares of the successor company (the “Conversion Shares”). A “Liquidity Event” means the Company obtaining a listing or quotation of its shares of common stock (or, in the event that the Company undergoes a corporate reorganization whereby the Company becomes a wholly-owned subsidiary of another company, the common shares of such successor company) on Toronto Stock Exchange or the TSX Venture Exchange and, at the option of the Company, in addition thereto, Nasdaq or the Alternative Investment Market of the London Stock Exchange, by way of an initial public offering (“IPO”) or any other transaction which provides holders of the Company's shares of common stock with comparable liquidity that such holders would have received if such listing or quotation was obtained, including by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all of the Company's assets, exchange of assets or similar transaction or other combination with a reporting issuer or a reporting company, with the result that, after giving effect to the occurrence of such Liquidity Event, the Conversion Securities issued upon conversion of the Convertible Debentures and exercise of the Warrants will become freely-tradable by the holders thereof under applicable securities laws in Canada (subject to usual control person restrictions).

The number of the Conversion Securities into which the Convertible Debentures will be converted is the principal amount of the Convertible Debentures, plus accrued and unpaid interest, divided by 90% of the IPO price per share or 90% of the equivalent price per share for other kinds of Liquidity Events based on the value of FAN as determined in good faith by the Board of Directors of FAN in connection with such Liquidity Event (the “Liquidity Event Price”).

The Company agreed to issue share purchase warrants of the Company (the “Warrants”) to the subscribers for Convertible Debentures concurrently with the issuance of the Convertible Debentures. Each Warrant entitles the holder to purchase such number of shares of common stock as is equal to the number of common stock issued upon conversion of the Convertible Debentures (including, if applicable, any additional Conversion Securities issued as a result of the liquidity penalty described below), at an exercise price per share (if applicable, the Canadian dollar equivalent) equal to 50% of the Liquidity Event Price. The Warrants will only be exercisable (i) following the occurrence of a Liquidity Event on or prior to the Maturity Date, (ii) to the extent as

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

15.	SUBSEQUENT EVENTS (continued)

the holder's Convertible Debentures are converted into Conversion Securities, and (iii) during the 12 month period following the date of completion of the Liquidity Event.

The Company agreed to use its reasonable commercial efforts to complete the Liquidity Event on or prior to July 31, 2007. If the Liquidity Event does not occur by the close of business on or prior to July 31, 2007, the Convertible Debentures shall be convertible into the number of Conversion Securities referred to above, multiplied by 1.1.

In addition to the commissions disclosed above, the brokers received warrants to purchase up to 7% of the aggregate number of shares that are issuable upon conversion of all the Convertible Debentures sold pursuant to the offering, exercisable at 50% of the Liquidity Event Price per share for a period of 12 months following the date of completion of the Liquidity Event.

(b)	Merger and Redemption Agreements

On February 14, 2007, FAN entered into a Subscription Agreement and a Plan and Agreement of Merger with Freedom 20, Inc. (“Freedom 20”). On the same day, Freedom 20 entered into a Redemption Agreement with its sole stockholder, Getting You There, LLC, pursuant to which Freedom 20 redeemed all of its issued and outstanding shares, being an aggregate of 100,000 shares of Freedom 20's Common Stock, par value $0.0001 per share, in consideration of an aggregate payment consisting of $1.00 and 82,500 shares of common stock of the Company.

Concurrently with the execution and pursuant to the terms of the Merger Agreement, FAN purchased one share of Freedom 20 Common Stock for an aggregate purchase price of $1.00 and Freedom 20 became a wholly-owned subsidiary of the Company (the “Sale”). Following the Sale and pursuant to the terms of the Merger Agreement, Freedom 20 effected a short-form parent-subsidiary merger (the “Merger”) of FAN with and into Freedom 20, pursuant to which the separate existence of FAN was terminated, and Freedom 20, as the surviving entity, changed its name to “Fluid Media Networks, Inc.”

(c)	Conversion of Series C and Series D Preferred Stock

Upon completion of the Merger, on February 14, 2007, a total of 1,609,980 shares of Preferred Stock (all from Series C and D) were automatically converted into shares of common stock on a 1.1:1 basis, for a total of 1,770,978 shares (see Note 11).

(d)	Loan Renewal and Conversion

In February 2007, the Company paid $125,000 toward its $250,000 short-term loan from a stockholder. The Company expects that the remaining balance due will either be paid in cash or paid in shares of common stock (see Note 10).

(e)	Related Party Transactions

In January 2007, the Company's President and Chief Executive Officer loaned the Company an additional $244,000. This amount and the amount owed to him at year end ($85,334) were repaid in full on February 5, 2007 (see Note 10).

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

15.	SUBSEQUENT EVENTS (continued)

(f)	Stock Option Grants

In February 2007, the Company granted stock options to certain of its employees to purchase a total of up to 222,170 shares of its common stock. A total of 32,000 options were granted fully-vested and the remaining 190,170 options will be vested over four years in equal, monthly amounts. The exercise price of each of these options is $0.30 per share.

In February 2007, the Company obtained approval of the Board of Directors to grant stock options to a consultant to purchase up to 50,000 shares of common stock for partial payment of services.

In February 2007, the Company obtained approval of the Board of Directors to grant stock options to a Board member to purchase up to 50,000 shares of common stock.

In March 2007, the Company issued an employment offer letter to an executive officer that included the grant of stock options to purchase up to 100,000 shares of common stock as part of the officer's compensation.

(g)	Investment in Affiliate

On March 6, 2007, the Company made a $250,000 investment in the privately-held company referred to in Note 4. This additional investment constituted a purchase of 487,091 additional, newly issued shares bringing the Company's total percentage ownership in the affiliate company to 10.1%.

(h)	Stock Grants

In March 2007, the Company issued 23,250 shares of common stock to consultants for services rendered. These shares have been valued at $4.00 per share and have been expensed when issued.

Additionally, in April 2007 the Company issued a total of 62,000 shares of common stock to consultants for services rendered. These shares have also been valued at $4.00 per share and have been expensed when issued.

(i)	Conversion of Shares of Series A Preferred Stock and Shares of Series B Preferred Stock

The Certificate of Designations of the Company provides that all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will automatically convert into shares of common stock upon, among other things, the affirmative vote or written consent of a majority of the then outstanding shares of Series A Preferred Stock voting separately as a single class or Series B Preferred Stock voting separately as a single class. On April 11, 2007, the holders of each of the shares of Series A Preferred Stock and Series B Preferred Stock, each voting separately as a single class, approved the conversion of the Series A Preferred Stock and the Series B Preferred Stock, as applicable, into shares of common stock. As a result, the Company issued an aggregate of 2,844,124 shares of common stock to such holders, reflecting the conversion of one share of Series A Preferred Stock or Series B Preferred Stock, as applicable, for one share of common stock.

(j)	Proposed Redomicile of the Company

On April 11, 2007, the Board of Directors of the Company unanimously approved, and stockholders holding a majority of the shares of common stock outstanding and beneficially owned approved, the issuance and sale of shares of common stock by way of an initial public offering in Canada. In

FLUID AUDIO NETWORK, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Years Ended December 31, 2006 and 2005

15.	SUBSEQUENT EVENTS (continued)

connection with the proposed offering, the Board and the stockholders have also approved a corporate reorganization of the Company whereby:

(i)
The Company would form a wholly-owned subsidiary under the laws of the State of Delaware (the “US Subsidiary”) and transfer all the current business operations of the Company to the US Subsidiary in exchange for all of the capital stock of the US Subsidiary; and

(ii)	The place of incorporation of the Company would be changed from Delaware to Nevada as part of an overall plan to ultimately change the place of incorporation of the Company to Canada.

After the consummation of the proposed actions, the Company, as the parent of the US Subsidiary, will become a company organized under the laws of Nevada for a short interim period until the Company completes its change of domicile to Canada, and all business operations formerly conducted by the Company will at that time be conducted by the US Subsidiary.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Fluid Audio Network, Inc.
Culver City, California

We have audited the accompanying balance sheets of Fluid Audio Network, Inc. (a development stage company) as of December 31, 2005 and 2004 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2005 and 2004 and the period from March 15, 2002 (inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fluid Audio Network, Inc. as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the period from March 15, 2002 (inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company incurred net losses of $2,792,681 and $155,169 for the years ended December 31, 2005 and 2004, respectively, used cash for operations in the amount of $2,181,568, during the year ended December 31, 2005 and had an accumulated deficit of $3,084,264 at December 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Los Angeles, California	●
June 1, 2006	CERTIFIED PUBLIC ACCOUNTANTS

FLUID AUDIO NETWORK, INC.
A Development Stage Company

BALANCE SHEETS

	December 31, 2005	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$120,184	$12,574
Preferred stock subscription receivable (see Note 5)	250,000	—
Prepaid expense	3,948	—
Other receivables	56,969	—
Deferred expenses	199,046	—

Total current assets	630,147	12,574

Fixed assets:
Website development costs, net of accumulated amortization of $4,597	162,064	—
Equipment and fixtures, net of depreciation	77,063	—

Total fixed assets	239,127	—

Other assets:
Internet URL purchases	10,433	1,688
Rent deposit	11,844	—

Total other assets	22,277	1,688

	$891,551	$14,262

Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$35,554	$—
Accrued expenses	50,609	—
Accrued vacation	13,351	—
Deferred revenue	234,802	—

Total current liabilities	334,316	—
Long-term liabilities:
Due to shareholder	54,011	304,843
Dividend payable	99,213	—

Total liabilities	487,540	304,843

Commitments and contingencies (Note 8)
Convertible redeemable preferred stock
Preferred Series A ($1,800,000, with liquidation preference)	1,800,000	—
Preferred Series B ($1,780,532, with liquidation preference)	1,657,219	—

Total convertible redeemable preferred stock	3,457,219	—

Stockholders' Deficit:
Common Stock, $.001 par value; 10,000,000 authorized, 4,773,219 shares issued and outstanding in 2005 and 4,131,338 shares in 2004	643	2
Additional paid-in-capital	30,413	1,000
Deficit accumulated during the development stage	(3,084,264)	(291,583)

Total stockholders' deficit	(3,053,208)	(290,581)

	$891,551	$14,262

The accompanying notes form an integral part of these financial statements.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
STATEMENT OF OPERATIONS

	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from Inception (March 15, 2002) to December 31, 2005

Revenue
Artist services	$66,114	$—	$66,114
Advertising/sponsorship	201,560	—	201,560

Total revenue	267,674	—	267,674
Cost of goods sold	86,537	—	86,537

Gross profit	181,137	—	181,137

Expenses:
Marketing and promotions	775,679	4,439	798,648
Office and administration	232,948	2,871	237,084
Professional and consulting	876,494	147,859	1,132,638
Salaries and payroll taxes	770,217	—	778,551
Fremantle operating license	300,000	—	300,000
Depreciation and amortization	20,123	—	20,123

Total expenses	2,975,461	155,169	3,267,044

Loss from operations	(2,794,324)	(155,169)	(3,085,907)
Other income
Interest income	4,303	—	4,303

Loss before income taxes	(2,790,021)	(155,169)	(3,081,604)
Income taxes	2,660	—	2,660

Net loss	$(2,792,681)	$(155,169)	$(3,084,264)

Earnings per share
Net loss	$(2,792,681)	$(155,169)
Dividends	$(131,423)	—

Net loss available to common shareholders	(2,924,104)	(155,169)

Common stock, weighted average	4,398,788	1,377,113

Earnings per share, basic and diluted	$(0.66)	$(0.11)

The accompanying notes form an integral part of these financial statements.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
STATEMENTS OF STOCKHOLDERS' DEFICIT
Period from Inception on March 15, 2002 through December 31, 2005

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders' Deficit

Net loss for the period from inception March 15, 2002 to December 31, 2002	$—	$—	$—	$(57,016)	$(57,016)

Balance at December 31, 2002	—	—	—	(57,016)	(57,016)
Net loss for the year ended December 31, 2003				(79,398)	(79,398)

Balance at December 31, 2003	—	—	—	(136,414)	(136,414)
Issuance of common stock upon incorporation (September 2004) (reflects stock split; see Note 6)	3,700,000	1	999		1,000
Issuance of common stock (September 2004) (Reflects stock split; see Note 6)	431,338	1	1		2
Net loss for the year ended December 31, 2004				(155,169)	(155,169)

Balance at December 31, 2004	4,131,338	2	1,000	(291,583)	(290,581)
Issuance of common stock for services (see Note 6) (August 2005)	641,881	641	128,627		129,268
Warrants issued in connection with Series B Preferred Stock			32,209		32,209
Accretion of discount on Series B Preferred Stock accounted for as a dividend			(32,209)		(32,209)
Undeclared, accrued dividends for Series A			(73,171)		(73,171)
Undeclared, accrued dividends for Series B			(26,043)		(26,043)
Net loss for the year ended December 31, 2005				(2,792,681)	(2,792,681)

Balance at December 31, 2005	$4,773,219	$643	$30,413	$(3,053,208)	$(3,053,208)

The accompanying notes form an integral part of these financial statements.

FLUID AUDIO NETWORK, INC.
A Development Stage Company
STATEMENT OF CASH FLOWS

	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from Inception (March 15, 2002) to December 31, 2005

Cash flows provided by (used for) operating activities:
Net loss	$(2,792,681)	$(155,169)	$(3,084,264)

Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	20,123	—	20,123
Issuance of common stock for services	129,268	—	129,268
Issuance of preferred stock Series A for services	300,000	—	300,000
Changes in assets and liabilities:
(Increase) decrease in assets:
Other deferred receivables	(15,000)	—	(15,000)
Other receivables	(41,969)	—	(41,969)
Prepaid expenses and deposits	(15,792)	—	(15,792)
Deferred expenses	(199,046)	—	(199,046)
Increase (decrease) in liabilities:
Accounts payable and other accrued payables	86,163	—	86,163
Accrued vacation leave	13,351	—	13,351
Deferred revenue	234,802	—	234,802
Dividends payable	99,213	—	99,213

Total adjustments	611,113	—	611,113

Net cash used for operating activities	(2,181,568)	(155,169)	(2,473,151)

Cash flows used for investing activities:
Equipment and fixtures	(92,589)	—	(92,589)
Website development costs	(166,662)	—	(166,662)
Internet URL purchases	(8,745)	(994)	(10,433)

Net cash used for investing activities	(267,996)	(994)	(269,684)

Cash flows provided by (used for) financing activities:
Preferred stock subscription receivable	(250,000)	—	(250,000)
Dividends	(99,213)	—	(99,213)
Due to shareholder loan	49,168	167,735	354,011
Issuance of Preferred Series A, net of syndication costs	1,200,000	—	1,200,000
Issuance of Preferred Series B, net of syndication costs	1,657,219	—	1,657,219
Issuance of common stock and APIC	—	1,002	1,002

Net cash provided by financing activities	2,557,174	168,737	2,863,019

Net increase in cash	107,610	12,574	120,184
Cash, beginning of period	12,574	—	—

Cash, end of year	$120,184	$12,574	$120,184

There were no expenses charged for interest in the reporting periods and income tax paid in 2005 was $2,660.

Supplemental disclosure of non-cash financing activities:

March 2005 — Conversion of $300,000 Shareholder Debt into Series A, Preferred Stock. (see Note 5)

March 2005 — Issuance of 300,000 shares of Series A, Preferred Stock in exchange for services. (see Note 5)

August 2005 — Issuance of 89,150 shares of Common Stock in exchange for services.

The accompanying notes form an integral part of these financial statements.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS
From Inception on March 15, 2002 to December 31, 2005

1.	THE COMPANY AND NATURE OF OPERATIONS

Fluid Audio Network, Inc. (“FAN”) is a development stage company, that began research and development activities on March 15, 2002 and was subsequently incorporated on September 20, 2004 in the State of Delaware. Consistent with this, FAN's financial statements show expenses in the appropriate periods before the Company was incorporated.

FAN is an online music services company bringing together emerging artists and consumers and consists of several online and offline media-based properties, including the American Idol Underground.com website. According to a licensing agreement with FremantleMedia North America, Inc., the licensor of the American Idol brand, FAN has the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet in a multi-year license agreement.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant losses since inception of $3,084,264 and used cash for operations in the amount of $2,181,568 during the year ended December 31, 2005. The Company also has a stockholders' deficit of $3,053,208 as of December 31, 2005. These factors raise substantial doubt about the Company's ability to continue as a going concern. During the year 2006 management intends to raise additional equity financing (including a planned IPO) to fund future operations and to provide additional working capital to increase the customer base of FAN to generate revenues sufficient to achieve profitability (see Note 9, Subsequent Events — Unaudited).

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

When we refer to “we,” “our,” “us” or “FAN” in these Notes, we mean the current Delaware corporation (Fluid Audio Network, Inc.).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities.

On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation of options using Black Scholes option pricing model. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

We use estimates to determine the values to be booked in our Deferred Revenue and Deferred Expense accounts from barter transactions. Those estimates follow the requirements of APB 29, Accounting for Non-Monetary Transactions, whereby unrealized revenue (Deferred Revenue) and unrealized expense (Deferred Expense) is recorded at either the fair value of the assets acquired or the recorded amount of the assets relinquished, whichever is more readily determinable.

Cash and Cash Equivalents

Cash and cash equivalents are short-term, highly liquid investments with original or remaining maturities of three months or less when purchased. Our financial instruments, including cash, cash equivalents, accounts receivable, funds receivable, accounts payable, and funds payable are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Fair Value of Financial Instruments

The carrying amounts of FAN's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are recorded at approximate fair value because of their short maturities.

Fixed Assets

Depreciation of equipment, furniture and fixtures and computer software is provided for by the straight-line method over their estimated useful lives of three years. FAN assesses the recoverability of its fixed assets and by determining whether the undepreciated balance over the assets remaining life can be recovered through undiscounted forecasted cash flows. If undiscounted forecasted cash flows indicate that the undepreciated amounts will not be recovered, an adjustment will be made to reduce the net amounts to an amount consistent with forecasted future cash flows discounted at a rate commensurate with the risk associated when achieving future discounted cash flows. Future cash flows are based on trends of historical performance and FAN's estimate of future performances, giving consideration to existing and anticipated competitive and economic conditions.

Website Development Costs

FAN capitalizes website development costs in accordance with EITF 00-2, Accounting for Web Site Development Costs, and SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, whereby costs related to the preliminary project stage of development are expensed and costs relating to the application development stage are capitalized. The development costs capitalized for the year ended December 31, 2005 were $166,662. Any additional costs for upgrades and enhancements which result in additional functionality will be capitalized. These costs are being amortized over a five year period, which approximately coincides with our licensing agreement and options with FremantleMedia North America, Inc. Management believes that its core technology will outlive that licensing agreement and will provide a common, technological base for other websites the Company may chose to develop.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Amortization expense for capitalized development costs the year ended December 31, 2005 was $4,597. Future amortization expense on FAN's currently capitalized website development costs is:

2006	$33,332
2007	$33,332
2008	$33,332
2009	$33,332
2010	$28,734

Management applies significant judgment when determining whether products under development are technologically feasible or whether it is probable that they will result in additional functionality. These judgments include assessments of our development progress and expected performance. Additionally, the future realizability of capitalized software costs is subject to regular review by management, who consider expected future benefits. The estimates of expected future benefits include judgments about growth in demand for our products, performance by our strategic partners and fair values for related services. Changes in these estimates could require us to write down the carrying value of these capitalized amounts and could materially impact our financial position and results of operations.

Revenue Recognition

FAN's revenues are derived from Internet advertising services and artist services fees. FAN recognizes revenue from its online sales of spin cards and corporate (banner, etc.) advertising, whereby revenue is recognized in the period(s) in which the FAN's obligation is fulfilled.

In accordance with SAB 104, Revenue Recognition, and SAB 101, Revenue Recognition in Financial Statements, the Company applies the following four characteristics in determining whether revenue exists that can be recognized: 1) persuasive evidence of an arrangement exists, 2) delivery has occurred or services have been rendered, 3) seller's price to the buyer is fixed or determinable, and 4) collectibility is reasonably assured.

FAN recognizes revenue for non-cash sponsorship sales, or barter transactions, in accordance with APB 29, Accounting for Non-Monetary Transactions, whereby revenue is recorded at the fair value of the assets acquired or on the recorded amount of the assets relinquished, whichever is the most readily determinable, during the period in which the contest or event that is being sponsored occurs.

FAN believes that EITF 99-17, Accounting for Advertising Barter Transactions, does not apply to its barter transactions because EITF 99-17 applies to exchanges of advertising for advertising. In each of FAN's barter contracts, something other than advertising is either received or relinquished.

Revenues from barter transactions were $222,852 for the year ended December 31, 2005 which is shown on the accompanying Income Statement in Income from Artist Services ($65,000) and Advertising/Sponsorship ($157,852). The rest of our income is derived from cash sales totaling $44,822 for the year ended December 31, 2005 and is shown on our Income Statement in Income from Artist Services ($1,113) and Advertising/Sponsorship ($43,709). Total income for 2005 is $267,674.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue

According to FAN's revenue recognition policies (SAB 104 and APB 29), mentioned above, costs and revenue to be recognized in future periods are held in these deferred accounts until FAN's contract obligations are met. Accordingly, FAN's deferred revenue was $234,802, as of December 31, 2005.

Accounting for Stock-based Compensation

The Company accounts for stock-based employee compensation under the requirements Financial Accounting Standards Board's SFAS 123, Accounting for Stock-Based Compensation, and APB 25, Accounting for Stock Issued to Employees, which does not require compensation to be recorded if the consideration to be received is at least equal to fair value at the measurement date. Non-employee stock-based transactions are accounted for under SFAS 123 which requires compensation to be recorded based on the fair value of the securities issued or the services received, whichever is more reliably measurable.

SFAS 123 requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options with vesting restrictions which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated value. There have been no options granted under the Company's stock option plan since the Company's inception through December 31, 2005.

Advertising Costs

Advertising costs are expensed as incurred and are included in the marketing and promotion lines in the accompanying statements of revenue and expenses. Advertising costs, shown within Marketing and Promotion expenses on FAN's Income Statement, were $196,392, for year ended December 31, 2005, of which $130,000 originated through bartered transactions. The Company combines Advertising with Marketing and promotions on its Statement of Operations. There were no advertising expenses for the year ended December 31, 2004.

Earnings per Common Share

The calculation of earnings per common share is based on the weighted-average number of common shares outstanding during the period. The calculation for diluted earnings per common share reflects the effect of all dilutive potential common shares that were outstanding during the period. Because of the Company's net loss, the following Common Stock equivalents are excluded from diluted earnings per share, as their effect is considered anti-dilutive:

Preferred Stock, Series A	1,800,000
Preferred Stock, Series B	1,017,447
Warrants	43,354

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

New Accounting Pronouncements

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections, which replaces APB 120, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 changes the requirements for accounting and reporting a change in accounting principle, and applies to all voluntary changes in accounting principles, as well as changes required by an accounting pronouncement. In the unusual instance it does not include specific transition provisions. Specifically, SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the effects of the change, the new accounting principle must be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and a corresponding adjustment must be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of the change, the new principle must be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. SFAS 154 does not change the transition provisions of any existing pronouncements. The Company has evaluated the impact of SFAS 154 and does not expect the adoption of this statement to have a significant impact on its statement of income or financial condition. The Company will apply SFAS 154 in future periods, when applicable.

In December 2004, the Financial Accounting Standards Board issued SFAS 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS 123, Accounting for Stock-Based Compensation, and supersedes APB 25, Accounting for Stock Issued to Employees. SFAS 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123(R) is effective for fiscal year beginning after June 15, 2005. The Company plans to adopt SFAS 123(R) on January 1, 2006. SFAS 123(R) eliminates the alternative to use the intrinsic value method of accounting that was provided in SFAS 123 as originally issued.

In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets, an amendment of APB 29, Accounting for Nonmonetary Transactions. The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, APB 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. APB 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

3.	FIXED ASSETS

A summary, as of December 31, 2005, is as follows:

Computer hardware	$34,291
Computer software	25,819
Office equipment	20,091
Furniture and fixture	12,388

92,589
Less accumulated depreciation	15,526

$77,063

In 2005, FAN's depreciation expense on fixed assets was $15,526.

4.	RELATED PARTY TRANSACTIONS

Justin Beckett, FAN's Chief Executive Officer, has provided the Company with cash to cover monthly cash shortages. These transactions were recorded under a Due to Shareholder account and are non-interest bearing. As of December 31, 2004, the amount cash he loaned the company and expenses he paid on behalf of the company totaled $304,843, and by February of 2005, the amount owed to him grew to over $349,843.

In March of 2005, $300,000 of the debt owed to Mr. Beckett was converted into 300,000 shares of Series A, Preferred Stock, at its issuance price of $1.00.

Below is the list of transactions for Mr. Beckett, in 2004 and 2005:

Date	Description	Amount

01/01/04	Opening balance due to CEO	$137,106
09/24/04	Purchase of common stock upon Incorporation	(1,000)
12/27/04	Loan from CEO	20,997
12/31/04	Expenses, paid by CEO	147,740
01/20/05	Loan from CEO	25,000
02/22/05	Loan from CEO	20,000
03/15/05	Conversion to Series A, PS	(300,000)
03/15/05	Repayment to CEO	(5,332)
12/31/05	Expenses, paid by CEO	9,500

	Due to shareholder, year end	$54,011

As of December 31, 2005, a balance of $41,969 was owed to the company from an employee and officer of the company. While that person is no longer working for the Company, we believe that payment arrangements will be forthcoming and the balance owed to FAN will be collected. The balance owed to FAN is shown as Other Receivables on FAN's Balance Sheet.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

5.	CONVERTIBLE REDEEMABLE PREFERRED STOCK

During the calendar year of 2005 FAN issued two series of convertible redeemable preferred stock in a private placement to accredited investors. Shares, proceeds and syndication costs for the placement are listed below.

Preferred Stock, Series A

The proceeds from Preferred — Series A were $1,200,000 in cash and the retirement of $300,000 debt owed to Shareholder. A grant of 300,000 shares was made to Lorne Abony, the Chairman of FAN's Board of Directors which as been recognized as a $300,000 expense in the accompanying financial statements for the fiscal year ending December 31, 2005. Total shares issued were 1,800,000 at $1.00 per share. There were no warrants issued.

Preferred Stock, Series B

The proceeds from Preferred — Series B were $1,722,163 from which $64,944 was deducted to cover legal fees and agent expenses and commissions. In addition to those cash payments, brokers and agents involved with the sale were given 33,354 shares, valued at $1.75 per share, or $58,370, making the total cost of equity to be $123,314. The total number of shares issued were 1,017,447 at $1.75 per share and there were 43,354 warrants, valued at $1.75 per share, given to brokers and agents.

The Black-Scholes option pricing model requires the use of subjective assumptions which can materially affect fair value estimates. Therefore, this model does not necessarily provide a reliable single measure of the fair value of the warrants granted under the Preferred, Series B round of financing. The fair value of each warrant was estimated on the date of the grant using the following assumptions for 2005: (1) expected dividend yield of 5.0%; (2) risk-free interest rate of 4.5%; (3) a volatility of 100%; and (4) term expected life of eighteen months. Consequently, a value of $32,209 was given to 43,354 outstanding warrants to purchase Series B, Preferred Stock. The resulting discount on the Convertible Redeemable Preferred Stock has been immediately amortized in a manner similar to a dividend.

Of the total, net cash raised on this round of financing, ($1,657,219), $250,000 was received on January 9, 2006 which is recognized as Preferred Stock Subscription Receivable in Other Current Assets.

Common Characteristics between Series A and Series B

Both Series A and Series B Preferred Stock have redemption rights which allow the holders to call for a redemption of all outstanding shares, upon a majority vote of the holders of the shares after the fifth anniversary of its issue date. Should this happen, FAN would be obligated to pay the holders of shares of the series that voted for redemption a price equal to the higher of the original issue price or the fair market value, as determined by an independent third party, for each share plus all accrued but unpaid dividends thereon, as soon as it is financially practicable for FAN to do so.

Both Series A and Series B Preferred Stock contain voting rights and a voluntary conversion feature whereby shares, at the holder's option, may be exchanged for Common Stock on a one-per-one basis. They also contain an automatic conversion feature to common stock on a one-per-one basis upon the earliest occurrence of one of the following events: the closing of a firm commitment underwritten public offering under the Securities Act of 1933, as amended, covering the offer and sale of

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

5.	CONVERTIBLE REDEEMABLE PREFERRED STOCK (continued)

Common Stock for the account of the Corporation to the public with aggregate proceeds to the Corporation of at least $5 million (before deduction for underwriters commissions and expenses), the affirmative vote or written consent of a majority of the then outstanding shares of the applicable Series (either A or B), and the conversion into Common Stock of majority of the originally issued shares of the applicable Series.

In accordance with SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and EITF Topic D-98 and ASR 298, because FAN's preferred stock contain a conditional obligation to redeem for cash, they are classified on the balance sheet between Liabilities and Equity in a section called Convertible Redeemable Preferred Stock.

Both Series A and Series B preferred stock earn dividends at 5%, annually. (see Note 6)

Preferred Stock, Series C and Series D

Subsequent to both Series A and Series B rounds of financing, in 2006, FAN authorized and sold shares designated as Series C and Series D, Preferred Stock (see Note 10, Subsequent Events, unaudited).

6.	STOCKHOLDERS' EQUITY

Holders of share of Common Stock generally are entitled to one vote per share. In connection with the election of directors, however, shareholders are entitled to cumulative voting. Holders of Common Stock are entitled to receive such dividends as may be declared by the Company's Board of Directors out of funds legally available for dividends. In the event of a liquidation or dissolution of the Company, holders of Common Stock are entitled to share in all assets remaining after payments of debts and other liabilities and preferential rights of holders of preferred stock that may be outstanding. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption and sinking fund provisions with respect to shares of Common Stock. All of the shares of Common Stock presently outstanding are fully paid and non-assessable.

All shares of Common Stock other than shares acquired upon conversion of the Series A Preferred Stock or Series B Preferred Stock are subject to a right of first refusal by the Company in the event of certain transfers by the holders of such shares.

FAN has authorized 9,000,000, par $.001, shares of Common Stock and 1,000,000, par $.001, shares of Class A Common Stock. On March 8, 2005, FAN approved and effectuated a forward stock split so that each holder of Common Stock of the Company received 1,000 shares of Class A Common Stock and 2,700 shares of Common Stock. As a result of this split, a combined total of 4,773,219 shares are currently outstanding. The effect of this stock split is given a retroactive application in the attached financial statements.

FAN's authorized Preferred Stock consists of 5,000,000 shares, of which 1,800,000 have been designated Series A Preferred Stock and has been fully subscribed. Series B Preferred Stock consists of 1,500,000 designated shares of which 1,017,447 have been subscribed. Series C Preferred Stock consists of 1,200,000 shares designated, leaving 500,000 undesignated. The Board of Directors, without further action by the shareholders, has the authority to designate any authorized but undersigned Preferred Stock and to establish the rights, preferences and restrictions of such Preferred Stock.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

6.	STOCKHOLDERS' EQUITY (continued)

The holders of Series A Preferred Stock and Series B Preferred Stock are entitled to receive 5% cumulative dividends, when and if declared by the Board of Directors, prior and in preference to any dividends on Common Stock. As of December 31, 2005, cumulative dividends were $73,171 for Series A and $26,042 for Series B, totaling $99,213 for the year ending December 31, 2005.

In the event of liquidation or dissolution of the Company, the holders of Series A Preferred stock and Series B Preferred Stock will be entitled to receive, on a pro rata basis but prior and in preference to any of the assets of the Company to the holders of the Common Stock, an amount per share equal to $1.00 per share for each Series A Preferred Stock held by them and $1.75 per share for each share of Series B Preferred Stock held by them, in each case subject to adjustment for any stock, splits, stock dividends, combinations, recapitalizations or the like, plus any unpaid dividends.

The holders of Series A Preferred Stock and Series B Preferred Stock will have the right to convert each share of Series A Preferred Stock and Series B Preferred Stock at anytime after majority vote into one share of Common Stock, subject to adjustments for stock splits, stock dividends, mergers, consolidations, reorganizations and similar transactions.

The holders of Series A Preferred Stock and Series B Preferred Stock will be entitled to that number of votes on all matters presented to the stockholders of the Company equal to the number of shares of the Common Stock then issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock.

In August 2005, FAN issued 641,881 fully-vested shares of Common Stock with a Conditional Repurchase Right in exchange for services to be performed by one consultant over a three year period of time, through July 2008. The value of those shares was determined by applying a discount to the Preferred Stock, Series B per share price of $1.75, issued in September 2005, to account for the lack of dividend rights and lack of liquidation preference that Common Stock shareholders receive. Consequently, those Common shares were valued at $1.45, for a total of $930,727.

In December 2005, the consultancy agreement mentioned above was severed, within the six-month no fault termination clause. This event provided FAN the opportunity to exercise its Conditional Repurchase Right to repurchase 552,724 shares at a declared price of $0.15 per share, or $82,908. FAN repurchased these shares over a three month period ending May 8, 2006, leaving a net of 89,157 shares that couldn't be repurchased.

In accordance with SFAS 123, Accounting for Stock Issued to Employees, FAN recognized $129,268 as Consulting Expense in 2005 to account for the recognition of compensation relating to five months' time elapsing over a three-year service agreement.

7.	INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS 109, Accounting for Income Taxes, using the liability method. SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the current financial statements or tax returns.

As of December 31, 2004, the cumulative net operating loss carryforward for Federal Income Tax purposes was $291,583, which created a cumulative deferred income tax benefit of $116,633.

As of December 31, 2005, FAN has a net deferred tax asset of $1,155,919 arising from a cumulative net operating loss carryforward for Federal Income Tax purposes of $2,420,194, temporary

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

7.	INCOME TAXES (continued)

differences provided by Deferred Revenue of $234,802 and the expense recognized for both Common Stock issued for services ($129,268) and Preferred Stock, Series A issued for services ($300,000). The net deferred tax asset has been completely offset by a valuation allowance, as its realization is not reasonably assured.

These net operating loss carryforwards begin to expire in 2020; however because of the uncertainty of when FAN will become profitable, we are required to reserve against our Deferred Tax Asset, in full. Future changes in FAN's ownership may also result in annual limitations on the amount of carryforwards which FAN can realize in future periods.

FAN is subject to various state and local taxes, which are typically based on a minimum tax due, a capital based computation or on taxable income. State and local tax expense was $2,660 for the period reported.

8.	COMMITMENTS AND CONTINGENCIES

Operating Leases

Rent

FAN leases office and equipment, under non-cancelable operating leases expiring at various dates through 2008. The following is a schedule of future minimum lease payments under noncancellable operating leases as of December 31, 2005 for the next three years:

Year ending December 31:

2006	$46,800
2007	46,800
2008	46,800

$140,400

Rent expense from operations was approximately $35,000 for the year ended December 31, 2005 and no rent expense for the year ended December 31, 2004.

Hosting Services

On July 12, 2005, FAN signed a one year lease with a tier-1 provider, Savvis Communications Corporation to host and provide maintenance, support, backup and security of its co-located website servers on a 24/7, 365 basis at 99.9% service level.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

8.	COMMITMENTS AND CONTINGENCIES (continued)

These servers host FAN's principal website, idolunderground.com. The total cost for this commitment, during the initial contract term, is as follows:

August - December 2005	$ 74,189 — actual
January - May 2006	123,589 — actual
June and July 2006	54,000 — estimate

Total hosting fees, year 1	$251,778

Once the initial contract term has passed, FAN's agreement with Savvis continues on a month-to-month basis.

License Agreement

Fremantle License

On March 11, 2005, FAN entered into a three-year license agreement with FremantleMedia North America, Inc. for $1,400,000 to obtain the exclusive right to use and exploit the American Idol TV show format and related trademarks on the Internet. FAN believes that this is an operating license and, therefore, neither capitalizes the license or report the future liability of its minimum payment obligations on its Balance Sheet.

Over the term of the license, each year FAN is required to pay the higher of a) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee or b) an annual, guaranteed minimum payment, per the following schedule:

Year 2005	$300,000 — (paid in 2005)
Year 2006	500,000
Year 2007	600,000

In 2007, for the year 2008 (i.e. fourth contract year), FAN has the right to renew the license agreement for an additional year for a minimum royalty fee of $800,000, if all prior years' minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment or b) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee.

In 2008, for the year 2009 (i.e. fifth contract year), FAN has the right to renew its license for a second additional year for a minimum royalty fee of $1,000,000, if all prior years' minimum payments have been made. For that year, as in all years past, FAN will be required to pay the higher of a) the minimum royalty payment or b) royalties of 25% of revenue from the use of the AI trademark including music upload fees, promotions, subscriptions, advertising sponsorships, less a 5% administrative fee.

FLUID AUDIO NETWORK, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
From Inception on March 15, 2002 to December 31, 2005

9.	SUBSEQUENT EVENTS

On February 8, 2006, FAN issued 1,084,980 shares of Preferred Stock, Series C for $2.00 per share, raising an additional $1,966,276, net of fees. There were 70,980 warrants at $2.00 per share given and currently, unexercised and outstanding.

On February 17, 2006, FAN, through a wholly-owned subsidiary, Fluid Audio Media, LLC, purchased the advertising rights of American Idol Magazine for $1,100,000 in a sublicensing agreement, approved by the original licensor, FremantleMedia North America, Inc.

On May 2 and 9, 2006, FAN issued 283,330 shares of Preferred Stock, Series D for $3.00 per share, raising $849,990.